Exhibit 99.1

Press Release

Pitney Bowes Appoints Kurt Wolf as Chief Executive Officer and Announces Value-Enhancing Actions

Intends to Execute the Full $150 Million Share Repurchase Authorization in 2025

Expects to Achieve 3.0x Adjusted Leverage Ratio by End of Second Quarter Without Needing to Retire Additional Debt

Plans to Run a Comprehensive Strategic Review to Identify the Best Path to Delivering Significant Value to Shareholders

Reaffirms Full-Year Financial Guidance Due to the Continued Strength of SendTech and Presort

STAMFORD, Conn, May 21, 2025 – Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a technology-enabled services company that provides SaaS shipping solutions, mailing innovation and financial services to clients around the world, is announcing today that its Board of Directors (the “Board”) has appointed sitting director Kurt Wolf as the Company’s Chief Executive Officer (“CEO”), effective immediately. Mr. Wolf succeeds Lance Rosenzweig, who is retiring from his CEO and director roles to become a consultant to the Company. The Company thanks Mr. Rosenzweig for his contributions during an important period of transformation.

The Board determined that Mr. Wolf, who is an architect of Pitney Bowes’ turnaround and a major shareholder, is best positioned to refine the Company’s strategy, effectively allocate capital, and empower and support the organization’s talented business leaders and employees. Since Mr. Wolf joined the Board and subsequently became Chair of the Value Enhancement Committee, the Company’s total shareholder returns have exceeded 200%. The Board believes his contributions and deep knowledge of Pitney Bowes, as well as his past success as an operating executive, entrepreneur and strategic consultant, represent the ideal qualifications for the Company’s next CEO.

Capital Returns and Deleveraging

The Company is also announcing today that, based on its strong outlook for free cash flow and other financial metrics, it intends to repurchase $150 million in shares in 2025. This amount represents the entirety of the Board’s previously disclosed share repurchase authorization. The Board expects to establish another share repurchase authorization once the existing one is exhausted.

The Company also intends to continue evaluating increases to its dividend. Furthermore, the Company is now on track to achieve its 3.0x adjusted leverage ratio target by the end of the second quarter, a quarter sooner than previously announced and without needing to retire additional debt. This will give Pitney Bowes significantly greater flexibility with respect to use of cash on a go forward basis.

Strategic Review

Mr. Wolf and relevant members of leadership will conduct a comprehensive strategic review over the remainder of 2025. This process will be supported by independent advisors. The goal of the review is to produce a clear strategy for maximizing the value of the businesses for shareholders and other stakeholders.

Under Mr. Wolf, Pitney Bowes will establish a new Executive Planning Group (“EPG”) that also includes:

•	Shemin Nurmohamed (EVP and President, Sending Technology Solutions)

•	Debbie Pfeiffer (EVP and President, Presort Services)

•	Christopher Johnson (SVP and President, Global Financial Services)

•	Lauren Freeman-Bosworth (EVP, General Counsel & Corporate Secretary)

•	Robert Gold (EVP, Chief Financial Officer and Treasurer).

The EPG will primarily focus on ensuring each of Pitney Bowes’ individual businesses has the access, resources and support necessary to enhance cash flow, profitability, and service for the Company’s clients and government partners. The Company believes that establishing the EPG will enable key leaders to have stronger connectivity with the CEO, enabling them to run businesses in an autonomous, efficient manner.

Milena Alberti-Perez, Chair of the Board, commented:

“As the Board looked to accelerate value creation and bring stability to the organization, it became clear that Kurt is the right CEO to achieve those objectives. Kurt’s capital markets acumen, strategic mindset and vast knowledge of the organization have enabled him to help guide our Board to many value-enhancing decisions in recent years. Moreover, his ability to build lasting and trusting relationships throughout all levels of Pitney Bowes gives us confidence that he will be a steady hand atop the organization. It is also important to take this moment to thank Lance for his contributions over the past year, including implementing important efficiency measures, helping reduce debt and overseeing the exit of our former Global Ecommerce segment. We look forward to continuing to work with Lance in his consulting role.”

Mr. Wolf added:

“It is an honor to become the CEO of an iconic and historic American business such as Pitney Bowes. For more than a century, the Company has demonstrated its adaptability, ingenuity and willingness to make tough choices to advance the collective interests of all stakeholders. I am especially humbled to hold a position once held by the legendary Walter H. Wheeler Jr., who became a corporate luminary during his three decades leading Pitney Bowes. He made a profound mark on business by establishing a culture of accountability that aligned employees’ interests with shareholders’ interests.

Mr. Wheeler’s longevity and success largely stemmed from his ability to establish a constructive and value-focused culture decades before it was fashionable. I will work tirelessly to build on that culture at Pitney Bowes by empowering our people to operate with more autonomy and introducing new levels of transparency around our goals, strategy and expectations. When it comes to engaging with our investors, I pledge to listen to feedback and take decisive steps that are in our collective best interests. When it comes to supporting our business leaders and employees, I am equally committed to learning what has made Pitney Bowes great over the past century in the pursuit of superior results.

Looking ahead, my agenda is simple: Set a clear strategy to effectively allocate capital and ensure our people are supported so they can deliver profitable services for one of the world’s most enviable client bases. After spending several years getting to know every facet of this organization, I am excited to apply that knowledge to helping propel careers and unlocking value. There is so much opportunity at Pitney Bowes, and we have the right business leaders and employees to realize the potential in front of us.”

The Company has reaffirmed all aspects of its previously announced 2025 financial guidance. There are no additional changes at this time.

Additional details around today’s announcements will be filed with the Securities and Exchange Commission on a Form 8-K.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including those relating to capital allocation priorities, the timing and amount of repurchases of common stock, the Company’s financial outlook and reaffirmation of its financial guidance, the Company’s timing for achieving its deleveraging targets, the Company’s strategic objective discussed above as well as other statements concerning future events. Forward-looking statements are subject to inherent risks and uncertainties, including those discussed throughout the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on February 21, 2025, that could cause actual results to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

For Investors:

Alex Brown

investorrelations@pb.com

For Media:

Longacre Square Partners LLC

Joe Germani, 508.409.7620

pitneybowes@longacresquare.com